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                                                                 Exhibit 99.8

                                   CONSENT

     The undersigned hereby consents to his nomination to serve as a Director of Pacific Community Banking Group, a California corporation, and to all references to him and to his professional history, including but not limited to his biography in the joint proxy statement prospectus that is included or made a part of this Registration Statement on Form S-4 filed with the Securities and Exchange Commission, and any amendment thereto.



Dated as of June 1, 1999.




                                                       /s/ JACK E. GOSCH
                                                  ----------------------------
                                                  By:   Jack E. Gosch